Exhibit 4.1

Execution Version

ASSIGNMENT, ASSUMPTION AND SECOND AMENDMENT AGREEMENT TO

REGISTRATION RIGHTS AGREEMENT

ASSIGNMENT, ASSUMPTION AND SECOND AMENDMENT AGREEMENT to Registration Rights Agreement (this “Amendment”), dated as of September 21, 2016, by and among VimpelCom Ltd., a company organized and existing under the laws of Bermuda (the “Company”), Altimo Holdings & Investments Ltd., a company organized and existing under the laws of the British Virgin Islands (“Altimo”), Altimo Cooperatief U.A., a company organized and existing under the laws of the Netherlands (“Altimo Cooperatief”), Letterone Investment Holdings S.A., a société anonyme incorporated under the laws of Luxembourg (“LetterOne”), L1T VIP Holdings S.à r.l., a société à responsibilité limitée incorporated under the laws of Luxembourg, (“L1T”), Telenor Mobile Communications AS, a company organized and existing under the laws of Norway (“Telenor Mobile”), and Telenor East Holding II AS, a company organized and existing under the laws of Norway (“Telenor East Holding” and each of the Company, Altimo, Altimo Cooperatief, LetterOne, L1T, Telenor Mobile and Telenor East Holding, a “Party”, and collectively, the “Parties”).

RECITALS

A.                                   The Company, Altimo, Altimo Cooperatief, Telenor Mobile and Telenor East Holding are parties to the Registration Rights Agreement, dated as of October 4, 2009 and amended as of November 27, 2013 (as so amended, the “Registration Rights Agreement”).

B.                                   (i) Altimo wishes to transfer all its rights and obligations under the Registration Rights Agreement to LetterOne, and LetterOne wishes to assume these rights and obligations, and (ii) Altimo Cooperatief wishes to transfer all its rights and obligations under the Registration Rights Agreement to L1T, and L1T wishes to assume these rights and obligations.

D.                                   Pursuant to Section 7.1 of the Registration Rights Agreement, the Registration Rights Agreement or any right, interest or obligation under the Registration Rights Agreement may be transferred only with the prior written consent of each party to the Registration Rights Agreement.

E.                                    The Parties further desire to amend the Registration Rights Agreement on the terms and subject to the conditions set forth herein.

F.                                     Pursuant to Section 8.9 of the Registration Rights Agreement, terms of the Registration Rights Agreement may be amended only by a written agreement executed by each party to the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing premises as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, and intending to be legally bound hereby, the Parties agree as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               Capitalized terms used and not defined in this Amendment shall have the respective meanings given to them in the Registration Rights Agreement.

1.2                               The provisions of Section 1.2 of the Registration Rights Agreement shall apply to this Amendment as if set forth herein and as if references therein to “this Agreement” were references to this Amendment.

2.                                      ASSIGNMENT AND ASSUMPTION

2.1                               Altimo assigns and transfers by novation the Registration Rights Agreement and all its rights, interests and obligations in and to the Registration Rights Agreement to LetterOne with effect on and from the date of this Amendment.

2.2                               LetterOne (i) accepts assignment and transfer by novation of the Registration Rights Agreement and all rights, interests and obligations in and to the Registration Rights from Altimo, and (ii) agrees to assume and perform all Altimo’s obligations under the Registration Rights Agreement, on and from the date of this Amendment, as if it were an original party to the Registration Rights Agreement in Altimo’s place.

2.3                               Altimo Cooperatief assigns and transfers by novation the Registration Rights Agreement and all its rights, interests and obligations in and to the Registration Rights Agreement to L1T with effect on and from the date of this Amendment.

2.4                               L1T (i) accepts assignment and transfer by novation of the Registration Rights Agreement and all rights, interests and obligations in and to the Registration Rights from Altimo Cooperatief, and (ii) agrees to assume and perform all Altimo Cooperatief’s obligations under the Registration Rights Agreement, on and from the date of this Amendment, as if it were an original party to the Registration Rights Agreement in Altimo Cooperatief’s place.

2.5                               The other Parties hereby provide their consent to the assignment and transfer by novation as set out in sections 2.1 through 2.4 of this Amendment and further agree and confirm that, with effect on and from the date of this Amendment, (i) LetterOne shall have the rights, interest and obligations ascribed to it under the Registration Rights Agreement as if it were an original party to the Registration Rights Agreement in Altimo’s place, and (ii) L1T shall have the rights, interest and obligations ascribed to it under the Registration Rights Agreement as if it were an original party to the Registration Rights Agreement in Altimo Cooperatief’s place.

2.6                               Each party to the Registration Rights Agreement releases and discharges Altimo and Altimo Cooperatief from all claims and demands under or in connection with the Registration Rights Agreement, whether known or unknown or arising before, on, or after the date of this Amendment.

3.                                      AMENDMENT

3.1                               Section 2.1(a) of the Registration Rights Agreement is hereby amended and restated in its entirety as of the date of this Amendment by deleting the existing language and replacing it with the following language:

“(a) within six (6) months after the Effective Date of a prior Registration Statement effected in response to a request from any Holder pursuant to this Section 2.1 or within six (6) months after the Effective Date of any other Registration Statement effected by the Company for a public offering of Registrable Securities (other than the Registration Statement effected by the Company pursuant to the Registration Rights Agreement, dated September 21, 2016, among VimpelCom Ltd., Telenor East Holding II AS, Morgan Stanley & Co. International plc, J.P. Morgan Securities plc, Citigroup Global Markets Limited and Credit Suisse Securities (Europe) Limited);”

3.3                               Section 8.3 of the Registration Rights Agreement is hereby amended and restated as of the date of this Amendment in its entirety by deleting the existing language and replacing it with the following language:

“Any notice, request, consent, waiver or other communication required or permitted hereunder shall be effective only if it is in writing and personally delivered or sent by facsimile or sent, postage prepaid, by registered or certified mail, return receipt requested, or by recognized overnight courier service, postage or other charges prepaid, and shall be deemed given when so delivered by hand or facsimile, or when received if sent by mail or by courier, as follows:

If to the Company:

VimpelCom Ltd.

Claude Debussylaan 88

1082 MD Amsterdam

The Netherlands

Facsimile No.: +31 20 79 77 210

Attention: Scott Dresser

with a copy to:

Akin Gump LLP

Eighth Floor

Ten Bishops Square

London El 6EG

Facsimile No.: +44 20 7012 9601

Attention: Daniel Walsh

If to LetterOne or L1T:

Letterone Investment Holdings S.A.

1-3 Boulevard de la Foire

L-1528

Luxembourg

Facsimile: +352 26 38 77 99

Attention: Legal Manager

with a copy to:

Skadden, Arps, Slate, Meagher & Flom (UK) LLP

40 Bank Street

E14 5DS London

England

Facsimile No: +44 20 7072 7026/7025

Attention: Pranav Trivedi/Lorenzo Corte

If to Telenor East Holding or Telenor Mobile:

c/o Group Legal

Snarøyveien 30

N-1360 Fornebu

Norway

Facsimile No.: +47 67 58 32 90

Attention: Gaute S. Gravir

with a copy to:

Orrick, Herrington & Sutcliffe (Europe) LLP

107 Cheapside

EC2V 6DN

United Kingdom

Facsimile No.: +44 20 7862 4800

Attention: Peter O’Driscoll

or such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.”

4.                                      LIMITED EFFECT

Except as expressly provided in this Amendment, all of the terms and provisions of the Registration Rights Agreement are and shall remain in full force and effect. This Amendment shall not be construed as a waiver or amendment of any other provision of the Registration Rights Agreement or for any purpose except as expressly set forth herein.

5.                                      MISCELLANEOUS

5.1                               The Registration Rights Agreement as amended by this Amendment constitutes the entire agreement and understanding of the Parties relating to the subject matter of the Registration Rights Agreement as amended by this Amendment, and supersedes all prior agreements and understandings, whether oral or written, relating to the subject matter of the Registration Rights Agreement as amended by this Amendment.

5.2                               The provisions of Sections 8.3 to 8.9 and 8.11 to 8.13 of the Registration Rights Agreement as amended by this Amendment shall apply to this Amendment as if set forth herein and as if references therein to “this Agreement” were references to this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

VIMPELCOM LTD.

By:	/s/ Andrew Davies
Name:	Andrew Davies
Title:	CFO

ALTIMO HOLDINGS & INVESTMENTS LTD.

By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

ALTIMO COOPERATIEF U.A.

By:	/s/ Franz Wolf
Name:	Franz Wolf
Title:	Director

By:	/s/ Lars van Marrelo
Name:	Lars van Marrelo
Title:	General Proxyholder

By:	/s/ Barbara J.A. Smaal
Name:	Barbara J.A. Smaal
Title:	General Proxyholder

LETTERONE INVESTMENT HOLDINGS S.A.

By:	/s/ David A. Gould
Name:	David A. Gould
Title:	Director

L1T VIP HOLDINGS S.À R.L.

By:	/s/ Nino Maxime
Name:	Nino Maxime
Title:	Manager

TELENOR MOBILE COMMUNICATIONS AS

By:	/s/ Gaute S. Gravir
Name:	Gaute S. Gravir
Title:	Attorney-in-Fact

TELENOR EAST HOLDING II AS

By:	/s/ Gaute S. Gravir
Name:	Gaute S. Gravir
Title:	Attorney-in-Fact